Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Sony Corporation (Sony Kabushiki Kaisha)

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 19, 2008 relating to the consolidated financial statements of Sony Ericsson Mobile Communications AB and its subsidiaries, which appears in Sony Corporation's Annual Report on Form 20-F for the year ended March 31, 2008.

/s/ PricewaterhouseCoopers

Malmo, Sweden

November 18, 2008